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                                                                    EXHIBIT 99.A

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        ONEOK Financial News
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ONEOK, Inc.                       Contact: Weldon Watson, 918-588-7158
P. O. Box 871
Tulsa, OK 74102-0871             For Immediate Release, January 5, 2000



                           ONEOK VOWS TO CLEAR NAME,
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                       PROCEED WITH SOUTHWEST GAS MERGER
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       Tulsa, Oklahoma - ONEOK, Inc. (NYSE:OKE) seeking Arizona Corporation
Commission (ACC) approval to merge with Southwest Gas Corporation (NYSE:SWX), plans to move forward with the proposed merger and address concerns raised in a recent recommendation by the ACC staff to delay the merger. That recommendation was made in testimony presented to the ACC on January 4.

     "We recognize that the ACC staff has some concerns, but we are confident in our ability to resolve those concerns, especially since many of them appear to be based on false and misleading statements made by people who had their merger proposals rejected," said ONEOK President David Kyle.

     Kyle pointed out that the Arizona Residential Utility Consumers Office
(RUCO), which is charged with safeguarding the interests of Arizona utility ratepayers, testified on January 4 that the terms of the proposed ONEOK-Southwest merger were "particularly advantageous" to Arizona ratepayers.

     The RUCO testimony stated that the terms of the proposed merger include an immediate $5 million credit to Arizona ratepayers, as well as the opportunity for ratepayers to share in "any other additional savings it [ONEOK] may be able to generate." The proposed merger terms also protect Arizona ratepayers from bearing any of the $30 million in costs associated with completing the merger, and from future rate increases that are unrelated to ONEOK's Arizona natural gas business.

     "It is unfortunate that a spurned suitor has been able to temporarily delay a merger that will benefit Arizona ratepayers," Kyle said. "But we know that ONEOK is an excellent company with
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an excellent record for integrity and safety, and we know that the allegations are false. ONEOK has done nothing wrong and we will prove just that."

     A hearing on the proposed merger is scheduled for Feb. 11, 2000.

     Kyle also said that many of the conditions that the ACC staff recommended be put in place prior to approval of the merger have already been settled in an agreement reached with the staff last June.

     "We recognize that ONEOK is not a familiar name in Arizona, and if the ACC wants to add some additional protections for Arizona ratepayers until they get to know us, we are certainly willing to discuss that with them," Kyle said.

     "This merger has already been approved in Nevada, it has been recommended for approval in California, and it has been approved by the Southwest Gas Board of Directors," Kyle said. "We know this is a good proposal, others have recognized it as such, and we are confident that when the ACC has all the facts before them, they will make the right decision for Arizona ratepayers."

     ONEOK, Inc., is an integrated natural gas company involved in production, processing, gathering, storage, marketing and transmission. The company is also the largest natural gas distributor in Oklahoma and Kansas, operating as Oklahoma Natural Gas Company and Kansas Gas Service Company, serving 1.4 million customers.


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Statements contained in this release that include company expectations or predictions as to the accretive nature of the transaction and its expected consummation are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Among the important factors that could affect actual results are the timing and terms of regulatory approvals and operating results of ONEOK and Southwest Gas. More information about the ONEOK and Southwest Gas transaction can be found under Company News on the ONEOK web site at www.oneok.com. Service area maps and
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logos are available under Media Kit.